Exhibit 23.1


                    IRVINE APARTMENT COMMUNITIES, L.P.
                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Irvine Apartment Communities, L.P. for the registration of up to $350,000,000 of debt securities and to the incorporation by reference therein of our reports dated January 31, 1997, with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, L.P. included in its Form 10, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP


Newport Beach, California
May 12, 1997